As filed with the Securities and Exchange Commission on March 27, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PHATHOM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-4151574
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 Campus Drive, Suite 102

Florham Park, New Jersey 07932

(877) 742-8466

(Address of Principal Executive Offices)

PHATHOM PHARMACEUTICALS, INC. 2019 INCENTIVE AWARD PLAN

PHATHOM PHARMACEUTICALS, INC. 2019 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plans)

Steven Basta

President and Chief Executive Officer

Phathom Pharmaceuticals, Inc.

100 Campus Drive, Suite 102

Florham Park, New Jersey 07932

(877) 742-8466

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Cheston J. Larson

Matthew T. Bush

Anthony A. Gostanian

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

(858) 523-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Proposed sales to take place as soon after the effective date of the registration statement as awards granted under the above-named plans are granted, exercised and/or distributed.

EXPLANATORY NOTE

This registration statement registers the offer and sale of an additional 10,000,000 shares of common stock of Phathom Pharmaceuticals, Inc. for issuance under the 2019 Incentive Award Plan (the “2019 Plan”) and an additional 2,000,000 shares of common stock of Phathom Pharmaceuticals, Inc. for issuance under the 2019 Employee Stock Purchase Plan (the “ESPP”). In accordance with Instruction E to Form S-8, the contents of the prior registration statements on Form S-8, File No. 333-234357, File No. 333-263420, and File No. 333-285617, filed with the Securities and Exchange Commission (“SEC”) on October 28, 2019, March 10, 2022, and March 6, 2025, respectively, previously filed with respect to the 2019 Plan and the ESPP, are hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Phathom Pharmaceuticals, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a)

the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed by the Registrant with the SEC on February 26, 2026, which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)

the description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A12B/A (Registration No. 001-39094), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on October 16, 2019, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed Herewith
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

3.1	Amended and Restated Certificate of Incorporation	8-K	001-39094	3.1	10/29/2019

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of Delaware on May 26, 2023	8-K	001-39094	3.1	05/30/2023

3.3	Amended and Restated Bylaws, effective as of December 13, 2023	8-K	001-39094	3.1	12/15/2023

4.1	Form of Common Stock Certificate	S-1/A	333-234020	4.1	10/15/2019

4.2	Description of Registered Securities	10-K	001-39094	4.7	2/26/2026

5.1	Opinion of Latham & Watkins LLP					X

10.1	Phathom Pharmaceuticals, Inc. 2019 Incentive Award Plan	S-1/A	333-234020	10.4	10/15/2019

10.2	Phathom Pharmaceuticals, Inc. 2019 Employee Stock Purchase Plan	S-1/A	333-234020	10.5	10/15/2019

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)					X

24.1	Power of Attorney (see signature page)					X

107.1	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Florham Park, State of New Jersey, on March 27, 2026.

PHATHOM PHARMACEUTICALS, INC.

By:	/s/ Steven Basta
Steven Basta
President, Chief Executive Officer and Director

Each person whose signature appears below hereby constitutes and appoints Steven Basta and Anne Marie Cook, and each of them singly (with full power to each of them to act alone), their attorneys-in-fact, each with the full power of substitution, for them in any and all capacities, to sign this registration statement, and any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven Basta Steven Basta	President, Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2026

/s/ Sanjeev Narula Sanjeev Narula	Chief Financial Officer (Principal Financial Officer)	March 27, 2026

/s/ Robert Breedlove Robert Breedlove	Vice President, Finance (Principal Accounting Officer)	March 27, 2026

/s/ Michael F. Cola Michael F. Cola	Director	March 27, 2026

/s/ Frank Karbe Frank Karbe	Director	March 27, 2026

/s/ Heidi Kunz Heidi Kunz	Director	March 27, 2026

/s/ Asit Parikh, M.D., Ph.D. Asit Parikh, M.D., Ph.D.	Director	March 27, 2026

/s/ Ted Schroeder Ted Schroeder	Director	March 27, 2026

/s/ Mark Stenhouse Mark Stenhouse	Director	March 27, 2026

/s/ James Topper, M.D., Ph.D. James Topper, M.D., Ph.D.	Director	March 27, 2026